UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14

6300 Zug

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael J. Tomsicek as Senior Vice President and Chief Financial Officer

On November 13, 2017, CRISPR Therapeutics AG (the “Company”) announced the hiring and appointment of Michael J. Tomsicek as its Senior Vice President and Chief Financial Officer, effective immediately.

Mr. Michael J. Tomsicek, age 51, served as the Vice President, Chief Financial Officer and Treasurer of Abiomed, Inc., from July 15, 2015 to August 24, 2017. From March 2013 until January 2015, Mr. Tomsicek served as Senior Vice President and Chief Financial Officer of Cubist Pharmaceuticals, Inc. (“Cubist”). From July 2012 until March 2013, Mr. Tomsicek served as Senior Vice President and Deputy Financial Officer at Cubist and from August 2010 to July 2012, he was Vice-President of Corporate Finance and Treasurer at Cubist. Before joining Cubist, Mr. Tomsicek served for eight years holding roles with increasing influence within GE’s Healthcare unit. His service at GE culminated in his roles first as Chief Financial Officer of the Diagnostic Ultrasound business and finally as Chief Financial Officer of the Global Ultrasound product group. Prior to that, Mr. Tomsicek was Manufacturing Finance Manager for the GE Healthcare Monitoring Systems business and was selected to and completed the GE Experienced Financial Leadership Program. Mr. Tomsicek held various advancing roles in financial planning and channel management over seven years in the automotive division of Motorola, then a public global telecommunications company. Mr. Tomsicek received his Bachelor of Science from the University of Wisconsin and his M.B.A. from the University of Wisconsin.

Employment Agreement with Mr. Tomsicek

In connection with Mr. Tomsicek’s appointment to the position of Senior Vice President and Chief Financial Officer, the Company’s wholly owned subsidiary, CRISPR Therapeutics, Inc (“CRISPR Inc.”), entered into a Employment Agreement (the “Employment Agreement”) with Mr. Tomsicek dated November 13, 2017.

Under the Employment Agreement, Mr. Tomsicek will receive an annual salary of $380,000 and he will be eligible to participate in the Company’s annual bonus program, with a target bonus of 40% of his base salary. Mr. Tomsicek bonus for 2017 will be pro-rated to reflect his start date with the Company. Mr. Tomsicek will also be eligible to participate in the Company’s Amended and Restated 2016 Stock Option and Incentive Plan, and will receive an inaugural, one-time grant of options to purchase 180,000 of the Company’s common shares (the “Equity Award”). Twenty-five percent of the Equity Award will vest on November 13, 2018, and the remaining seventy-five percent of the Equity Award will vest ratably on a monthly basis over the following three years, subject, in each case, to Mr. Tomsicek’s continued employment with CRISPR Inc., the Company or any other subsidiary of the Company. Mr. Tomsicek will also receive a one-time payment of $50,000, which is subject to forfeiture in the event Mr. Tomsicek’s employment with the Company is terminated for any reason within the first year of his employment. Mr. Tomsicek will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees.

Under the Employment Agreement, in the event we terminate his employment without Cause, or Mr. Tomsicek resigns for Good Reason (both as defined in the Employment Agreement), the terminating party will be required to give six months’ notice (the “Notice Period”). During the Notice Period, Mr. Tomsicek shall continue to be entitled to all compensation under the Employment Agreement, and all stock options and stock based awards shall continue to vest from the date notice of termination is given until the last day of the Notice Period. In addition, Mr. Tomsicek will be entitled to receive a pro-rated bonus for the duration of the Notice Period.

No later than fifteen days following the delivery of notice by us to Mr. Tomsicek of a termination without Cause or the delivery of a notice of resignation by Mr. Tomsicek for Good Reason, Mr. Tomsicek will be placed on “garden leave.” During this period of garden leave, Mr. Tomsicek may enter into consulting arrangements and accept board positions with other companies and will be allowed to engage in other employment, so long as that employment doesn’t interfere with his obligations under the Employment Agreement. However, Mr. Tomsicek will continue to be entitled to all compensation under the Employment Agreement through the garden leave period, which terminates at the end of the Notice Period.

If Mr. Tomsicek’s employment is terminated by us without Cause or by Mr. Tomsicek for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), the Notice Period will become 12 months and all equity awards held by Mr. Tomsicek on such date that the notice of termination or resignation is delivered will vest, or similar other restrictions will expire, and such awards become exercisable or nonforfeitable, subject to his execution of a release of any claims in favor of us. However, in the event we determine at the time of the Change in Control, based upon an opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all stock options and stock-based awards held by Mr. Tomsicek as of the date of the Change in Control, shall vest and become exercisable or nonforfeitable as of the date of the Change in Control.

There are no transactions between Mr. Tomsicek and the Company and there is no arrangement or understanding between Mr. Tomsicek and any other persons or entities pursuant to which Mr. Tomsicek was appointed as officer of the Company.

The full text of the press release announcing Mr. Tomsicek’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01.	Other Events

On November 10, 2017, the Company issued a press release entitled “CRISPR Therapeutics Highlights New Additions to Portfolio of Allogeneic CRISPR-based CAR-T Therapies at SITC Annual Meeting.” A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On November 13, 2017, the Company issued a press release entitled “CRISPR Therapeutics and Casebia Collaborate with CureVac on mRNA for Gene-Editing Programs.” A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release by CRISPR Therapeutics AG announcing the hiring of Michael J. Tomsicek, dated November 13, 2017.

99.2	Press Release by CRISPR Therapeutics AG announcing additions to portfolio, dated November 10, 2017.

99.3	Press Release by CRISPR Therapeutics AG announcing collaboration agreement, dated November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: November 13, 2017	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
President and Chief Business Officer